Exhibit 99.1

Orion Group Holdings, Inc. Makes Statement on Dredge Accident

HOUSTON, August 24, 2020 Orion Group Holdings, Inc. (NYSE: ORN) (the "Company") a leading specialty construction company, today provided an update on the explosion and fire in the Port of Corpus Christi involving its dredge Waymon Boyd.

On Friday morning a fire occurred in the Port of Corpus Christi Ship Channel near one of the Company’s dredges, the Waymon Boyd, and the vessel caught fire. The bodies of two missing crew members have been recovered and recovery efforts continue for two crew members who remain missing. Several crewmen were injured in the incident, some seriously, and are being treated for their injuries.

“We greatly appreciate the efforts of the U.S. Coast Guard and other first responders in their efforts to recover our missing crewmen,” said Mark Stauffer, Orion’s President and Chief Executive Officer.  “Our focus is on supporting our employees and their families during this difficult time and our thoughts and prayers are with them and all the first responders. We continue to work alongside the U.S. Coast Guard, the Port of Corpus Christi Authority and the other agencies to assist in the recovery of our personnel and the wider investigation into this incident.”

The Company has notified its insurers of this incident, continues to focus on safely executing its projects, and does not expect any material adverse impacts as a result of this incident.

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on February 28, 2020, which is available on its website at www.oriongroupholdingsinc.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

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Source: Orion Group Holdings, Inc.

Orion Group Holdings Inc.

Robert Tabb, Vice President & CFO

(713) 852-6500

www.oriongroupholdingsinc.com

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Fred Buonocore, CFA (212) 836-9607

Mike Gaudreau (212) 836-9620